EXHIBIT 2.7

SECOND AMENDMENT

This SECOND Amendment (this “Amendment”) is made and entered into as of September 29, 2022 (the “Amendment Effective Date”), by and among Coast L Acquisition Corp., a Delaware corporation (the “Buyer”), TPCO Holding Corp., a British Columbia corporation (“Parent”), Coastal Holding Company, LLC, a California limited liability company (“Coastal”), and Julian, Michalowski, as Equityholders’ Representative (“Representative”) on behalf of the certain members of Coastal identified on the signature pages hereto (the “Signing Members”).  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Buyer, Parent, Coastal, the Signing Members, Representative and certain other Persons are parties to that certain Unit Purchase Agreement, dated as of October 1, 2021, as amended by that certain Amendment Agreement dated as of March 14, 2022 (the “Purchase Agreement”).

WHEREAS, the parties now desire to amend and supplement certain terms of the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, notwithstanding anything to the contrary in the Agreement, the parties hereto hereby agree as follows:

1. Amendments.

(a)Section 8.02(b)(i) of the Purchase Agreement is hereby amended by deleting the reference to “September 30, 2022” and substituting in its place a reference to “October 14, 2022”.

(b)The following shall be added to the Purchase Agreement as a new Section 6.05(g):

“(g) Parent and the Equityholders’ Representative shall meet in person on or prior to October 7, 2022 to discuss matters concerning the Purchase Agreement, unless personal attendance is prevented by circumstances beyond reasonable control, in which case the absent party will participate by video conference.”

2. Disclosure. The parties acknowledge and agree that this Amendment and the transactions contemplated hereby are subject to Section 6.06 of the Purchase Agreement. In furtherance thereof, the Parties agree not to make or issue any statements, comments or communications regarding this Amendment, the Purchase Agreement, the documents and transactions contemplated thereby, or matters and discussions among the parties with respect thereto, other than the information to be filed by Parent in its Form 8K, as set forth on Exhibit A hereto, or as otherwise permitted or required under Section 6.06 of the Purchase Agreement.

3. Miscellaneous.

(a) Except as modified by this Amendment, the Purchase Agreement is and shall remain unmodified and in full force and effect in accordance with its terms and is hereby reaffirmed. The provisions of Article X of the Purchase Agreement are hereby incorporated herein, mutatis mutandis.

(b) This Amendment may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Amendment, to the extent signed and delivered by means of a facsimile machine, e-mail, DocuSign or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(c) This Amendment and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Laws of the State of California, without regard to the conflict of laws principles.

(d) This Amendment will be binding on and inure to the benefit of the parties and their respective successors and assigns.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed by their respective duly authorized representatives as of the date first written above.

COASTAL HOLDING COMPANY, LLC

By:	/s/ Julian Michalowski
Name:	Julian Michalowski
Title:	Chief Executive Officer

COAST L ACQUISITION CORP.

By:	/s/ Mike Batesole
Name:	Mike Batesole
Title:	Chief Financial Officer

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
Name:	Mike Batesole
Title:	Chief Financial Officer

/s/ Julian Michalowski
Julian Michalowski, as Equityholders’ Representative on behalf of the following Signing Members:

THE JULIAN MICHALOWSKI 2020 REVOCABLE TRUST DATED DECEMBER 1, 2020

Kevin McGrath

Malante Hayworth

Josh Ginsberg

TREASURE DRAGON HOLDING LTD. BIG HORSE, LLC

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Exhibit A

8K Disclosure

As previously disclosed, on October 1, 2021, TPCO Holding Corp. (the “Company”) executed a Unit Purchase Agreement (as amended, the “Purchase Agreement”) to acquire 100% equity interest in Coastal Holding Company, LLC (“Coastal Holding”). The closing of the transaction is subject to multiple conditions.

On September 29, 2022, the Company, Coastal Holding and Julian Michalowski, as Equityholders’ Representative, entered into an amendment to the Purchase Agreement to, among other things, extend the “Outside Date” in Section 8.01(b)(i) from September 30, 2022 to October 14, 2022 to provide additional time to address all outstanding matters and completion of the closing conditions. The parties are engaged in discussions in an effort to consummate the transaction.

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